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                                EXHIBIT 23.1.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 28, 1999, except for Note 11 as to which the date is August 17, 1999, with respect to the consolidated financial statements of NOVEX included in the Registration Statement (Form S-1) and Prospectus of Invitrogen Corporation for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP


San Diego, California
September 13, 1999